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                         EXECUTIVE EMPLOYMENT AGREEMENT


                  This Employment Agreement ("Agreement") is entered into by and between Dakota Growers Pasta Company ("Company") and JACK HASPER and his heirs, executors and representatives ("Employee").

                  In consideration of the mutual promises and agreements and subject to the terms and conditions set forth below, the parties agree as follows:

         1.       EMPLOYMENT.

                  a. POSITION/DUTIES. Effective MARCH 25, 2002 ("Commencement Date"), Company hereby retains and Employee hereby agrees to serve as Vice-President of Sales and Marketing subject to the terms of this Agreement and its Attachments, which are incorporated herein by reference. Employee shall carry out such responsibilities and duties as are customarily commensurate with such position. Employee's initial duties and responsibilities are summarized in ATTACHMENT A to this Agreement. Employee's duties shall be determined by, and may be changed from time to time as deemed appropriate by, the Board of Company or such other employee(s) as are designated from time to time by the Board of Company.

                  b. LOCATION. Employee shall be primarily based in the Minneapolis, Minnesota metropolitan area during the term of his employment, but may be required, by virtue of execution of his duties, to regularly and/or periodically travel. In the event Company decides that Employee should relocate and be based in a geographical area other than Minneapolis, Minnesota metropolitan area, Company will reimburse Employee for such relocation.

                  c. FULL-TIME EMPLOYMENT. Employee shall devote his entire productive time, skill, energy, ability and attention to the business of Company during the term of his employment. During the term of his employment, Employee shall not, directly or indirectly, render any services of a business, commercial or professional nature to any other person, corporation, firm or organization, whether for compensation or otherwise, without the prior written consent of the Board of Company. Employee represents that the execution and performance of Employee's duties under this Agreement do not conflict with or result in a breach or a default under any agreement, contract or instrument to which Employee is a party or by which Employee is bound.

         2.       COMPENSATION, BENEFITS AND COVERED EXPENSES.

                  a. SALARY. Employee's initial gross salary ("Base Salary") on the Commencement Date shall be one hundred thirty thousand dollars ($130,000.00), paid to Employee at regular intervals as is customary for employees of Company (less all applicable local, state and federal taxes and other withholdings and deductions required by law or authorized by Employee).

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                  At the discretion of Company, on an annual basis consistent with the Company's fiscal year, Employee may also be eligible to receive merit increases to his Base Salary based on his performance.

                  b. INCENTIVE COMPENSATION: BONUSES. In addition to the Base Salary, Employee shall be entitled to a discretionary incentive compensation bonus pursuant to the terms of any executive bonus plan that the Board of the Company may determine from time to time.

                  c. BENEFITS.

                           (1) As provided for and consistent with the
                  applicable plan documents concerning the identified benefits, Employee will, during the Term of this Agreement, be permitted
                  (i) to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of Company that may be in effect from time to time for employees of Company, and (ii) to receive such other benefits and perquisites as may be made generally available from time to time to executive officers of Company (collectively, "Benefits"). The details of such plans in effect at the Commencement Date, which are subject to change at the sole discretion of the Board of Company, shall establish the terms of any benefits received by Employee. In the event of a conflict between this Agreement and any plan document, the plan document shall prevail.

                           (2) Employee will be entitled to fifteen (15) days'
                  paid vacation each calendar year in accordance with the vacation policies of Company in effect for its executive officers from time to time. Vacation must be taken by Employee at such time or times as approved by the Board of Company. Employee will also be entitled to paid holidays and other paid leaves that are consistent with Company's policies for employees. Vacation days and holidays during any calendar year that are not used by Employee during such calendar year may not be used in any subsequent year.

                  d. EXPENSES. Employee shall be reimbursed for all reasonable, ordinary and necessary expenses incurred for business activities on behalf of Company by Employee in the performance of Employee's duties.

         3.       TERM OF EMPLOYMENT.

                  Employee's employment shall be for a period of thirty-six (36) months beginning on the Commencement Date ("Term"), unless sooner terminated by one of the events listed below:

                  a. TERMINATION FOR CAUSE BY COMPANY. Employee's employment may be terminated For Cause at any time by Company. For purposes of this Agreement, a termination shall be "For Cause" if Employee:

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                           (1) commits an act of fraud, embezzlement or
                   misappropriation involving Company;

                           (2) is convicted by a court of competent jurisdiction
                  of, or enters a plea of guilty or no contest to, any felony;

                           (3) commits an act, or fails to commit an act,
                  involving Company that amounts to willful misconduct, wanton misconduct or gross negligence, including but not limited to a material violation of the Company's anti-discrimination and anti-harassment policies;

                           (4) intentionally engages in any activity that is in
                  conflict with or adverse to the interests of Company;

                           (5) commits an act of dishonesty in connection with
                  Employee's employment;

                           (6) breaches Employee's fiduciary duty to Company
                  (regardless of whether or not for personal profit);

                           (7) commits an act of self-dealing;

                           (8) materially breaches this Agreement or fails to
                  perform the responsibilities and duties identified herein;

                           (9) commits an act that brings the Company into
                  substantial public disgrace or disrespect.

                  Any termination pursuant to this Section 3.a. shall be effective upon Employee's receipt of written notice thereof. Upon termination For Cause, all of Employee's rights to compensation, benefits, and expense reimbursements (as described in Section 2 of this Agreement) shall immediately terminate to the maximum extent permitted by applicable law. Upon Employee's termination under this Section 3.a., Company shall be obligated to pay Employee any earned but unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses pursuant to Section 2 of this Agreement. Thereafter, the parties shall have no further obligations to one another whatsoever pursuant to this Agreement, except the obligations arising under Sections 5, 6 and 7 hereof.

                  For purposes of this Agreement, no act or failure to act on employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  b. TERMINATION WITHOUT CAUSE BY COMPANY. Employee's employment may be terminated Without Cause by Company at any time upon notice provided for herein. Employee's employment shall be considered to have been terminated Without Cause by Company if Company provides Employee with sixty (60) days notice that his services are no longer required or desired by Company and that his employment will be terminated. If Company terminates Employee's employment Without Cause, Company shall be obligated to continue to

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pay to Employee the Base Salary then in effect for a period of six (6) months following the termination of Employee's employment under this Section 3.b., and to pay Employee any earned but unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to Section 2 of this Agreement, all in accordance with Company's policies. Thereafter, the parties shall have no further obligations to one another whatsoever pursuant to this Agreement, except for obligations arising under Sections 5, 6 and 7 hereof.

                  Employee's receipt of the benefits set forth in this Section 3.b. is subject to Employee's agreement to, execution and non-revocation of the Employee Release, ATTACHMENT B. Employee agrees that the sum entailed by the Employee Release is good and valuable consideration for the surrender of rights entailed by the Employee Release.

                  If Company terminates the employment of Employee pursuant to this Section 3.b., but subsequently discovers or confirms that Cause for termination existed under Section 3.a. of this Agreement as of the termination date, Company may notify Employee in writing of the Cause, and cease further payments hereunder; however, Company will waive any right of recovery for payments previously made pursuant to this Section 3.b.

                  c. TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee may resign and terminate his employment with Company for Good Reason (as defined below) upon sixty (60) days' notice to Company. Any notice delivered to Company by Employee pursuant to this Section 3.c. shall: (A) state that it is being delivered pursuant to this Section 3.c., and (B) provide reasonable details regarding the alleged breach. If Employee's employment is so terminated, Company shall be obligated to continue to pay to Employee the Base Salary then in effect for a period of six (6) months following such termination of employment, and to pay Employee any earned but unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to
Section 2 of this Agreement, all in accordance with Company's policies. Employee's receipt of the benefits set forth in this Section 3.c. is subject to Employee's agreement to, execution and non-revocation of the Employee Release, ATTACHMENT B. Employee agrees that the sum entailed by the Employee Release is good and valuable consideration for the surrender of rights entailed by the Employee Release. Thereafter, the parties shall have no further obligations to one another whatsoever pursuant to this Agreement, except for the obligations arising under Sections 5, 6 and 7 hereof.

                  For purposes of this Section 3.c., "Good Reason" shall mean that:

                           (i) Company has committed a breach of any material provision of this Agreement and has failed to satisfactorily cure such breach within thirty (30) days after receipt of written notice of such breach from Employee; PROVIDED, HOWEVER, that a reduction in Employee's duties or responsibilities as an employee of Company shall not constitute Good Reason;

                           (ii) Company has committed an act of fraud against Employee with respect to Employee's employment by Company; or

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                           (iii)    A Change in Control (defined below) in
                                    Section 3.g. of this Agreement.

                  d. TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON. Employee may resign and terminate his employment with Company other than for Good Reason upon sixty (60) days' prior written notice to Company. If Employee's employment is so terminated, Company shall be obligated to pay to Employee his then current Base Salary payable to Employee, accrued up to and including the date on which Employee's employment is so terminated, and to pay Employee any earned but unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to Section 2 of this Agreement, all in accordance with Company's policies. Employee's receipt of the benefits set forth in this Section 3.d. is subject to Employee's agreement to, execution and non-revocation of the Employee Release, ATTACHMENT
B. Employee agrees that the sum entailed by the Employee Release is good and valuable consideration for the surrender of rights entailed by the Employee Release. Thereafter, the parties shall have no further obligations to one another whatsoever pursuant to this Agreement, except for the obligations arising under Sections 5, 6 and 7 hereof.

                  e. SEPARATION FOR DISABILITY. To the extent consistent with federal and state law, this Agreement may be terminated if Employee suffers a physical or mental Disability. For purposes of this Agreement, the term "Disability" means a physical or mental impairment that substantially limits one or more of Employee's major life activities which results in Employee's inability to perform the essential functions of Employee's job with or without reasonable accommodation for a period of at least sixty (60) consecutive workdays. For purposes of this Agreement, it is agreed that Employee's ability to work, on average, exclusive of vacations, at least a forty (40) hour work week is an essential function of the job, and that an inability of Employee to so function for a period of sixty (60) consecutive days would result in an undue hardship to Company. Nothing in this Agreement shall permit the termination of Employee during any lawful period of absence, whether paid or unpaid, under the Family and Medical Leave Act (29 U.S.C. ss. 2601 et seq.) or corresponding state law, if and where such federal or state laws are applicable and Employee has complied with all eligibility and notification requirements thereof.

                  If the Board of Company determines in good faith that Employee has incurred a Disability during the Term of this Agreement, Company may give Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with Company will terminate effective on the fifteenth (15th) day after such notice is given ("Disability Termination Date") if within the fifteen (15) days after such notice, Employee remains unable to perform the essential functions of his job with or without reasonable accommodation. Employee will continue to receive his then Base Salary and benefits until the Disability Termination Date. In the event of Employee's Disability, Company will pay Employee, on the Disability Termination Date, his Base Salary then in effect accrued up to and including the Disability Termination Date, any earned unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to Section 2 of this Agreement, all in accordance with Company's policies. This
Section 3.e. will not limit the entitlement of Employee, his estate or beneficiaries to any disability or other benefits to which Employee may be entitled under any plan or policy that is maintained by Company. Nothing in this
Section 3.e. is intended to conflict with existing law.

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                  f. TERMINATION AS A RESULT OF EMPLOYEE'S DEATH. The
obligations of Company to Employee under this Agreement shall automatically terminate upon Employee's death during the Term of this Agreement, and upon the date of Employee's death Company shall then only be obligated to pay promptly to Employee's estate his Base Salary then in effect accrued up to and including the date of death, any earned unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to
Section 2 of this Agreement, all in accordance with Company's policies. Thereafter, the parties shall have no further obligation whatsoever to one another pursuant to this Agreement, except for the obligations arising under Sections 5, 6 and 7 hereof.

                  g. CHANGE IN CONTROL PROVISIONS. In the event of a "Change in Control" of Company, as defined below, if within six (6) months before the Change in Control or within twelve (12) months after the Change in Control, Employee terminates his employment for Good Reason or if Company terminates Employee's employment Without Cause, Company, or its successors and assigns, will pay to Employee as severance Employee's Base Salary then in effect for period of twelve (12) consecutive months following such termination of employment, and pay to Employee any earned but unpaid bonuses, any accrued but unused vacation pay, and any then-existing but unreimbursed business expenses payable pursuant to Section 2 of this Agreement, all in accordance with Company's policies. Employee's receipt of the benefits set forth in this Section 3.g. is subject to Employee's agreement to, execution and non-revocation of the Employee Release, ATTACHMENT B. Employee agrees that the sum entailed by the Employee Release is good and sufficient consideration for the surrender of rights entailed by the Employee Release. Thereafter, the parties shall have no further obligations to one another whatsoever pursuant to this Agreement, except for the obligations arising under Sections 5, 6 and 7 of this Agreement.

                  For purposes of this Agreement, a "Change in Control" will be deemed to occur if at any time during the term of the Agreement any of the following events occur: (i) any Person (as defined in this paragraph) or Persons as a group becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the total voting power of the outstanding equity securities of Company; or (ii) Company is merged into another corporation or other entity and immediately following such merger, the Principal Stockholders (as defined in this paragraph) do not, as a group, beneficially own more than fifty percent (50%) of the total voting power of the outstanding equity securities of the surviving corporation or entity; or (iii) Company sells all or substantially all of its assets or all or substantially all of its subsidiaries' assets. "Person" for purposes of this Agreement shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity; provided, however, "Person" shall not include current stockholders as of April 1, 2002 (collectively, "Principal Stockholders").

                  h. BENEFITS. During the period in which Company is obligated to pay Employee's Base Salary following the termination of Employee's employment under Sections 3.a. through 3.g. hereof, Company shall subsidize Employee's COBRA premiums for continuation of medical and dental coverage under Employer's group health plans, to the extent Employee and his dependents are otherwise eligible for such coverage, so that the cost of coverage to Employee is the same as the cost for an active Company employee with similar coverage. Employee's eligibility to participate in any other benefit plans of Company following

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Employee's termination of employment shall be determined under the terms of the applicable benefit plan.

                  i. NO AUTOMATIC RENEWAL OF AGREEMENT. Upon completion of the Term of this Agreement, unless it is expressly renewed, or it is otherwise terminated pursuant to Section 3 of this Agreement, this Agreement shall automatically expire, except for the parties' obligations set forth in Sections 5, 6 and 7 of this Agreement.

         4.       COOPERATION WITH COMPANY AFTER TERMINATION.

                  Following any termination of employment, Employee shall cooperate fully with Company in all matters relating to the winding up of Employee's pending work on behalf of Company and the orderly transfer of any such pending work to other employees of Company as may be designated by Company. Employee further agrees that at any time during or after the Term of this Agreement, if any legal action is threatened or commenced against Company for any event or series of events about which Employee may have knowledge, Employee shall reasonably cooperate with Company in its defense of such legal action. Company also agrees that, if Employee devotes substantial time to Company on behalf of Company after the termination of his employment, Company will provide Employee with an hourly payment of [AMOUNT] ($____) less all applicable local, state and federal taxes and other withholdings and deductions required by law or authorized by Employee, and reimburse him for reasonable expenses, provided however, that Company shall not provide Employee with any payments if Employee's employment was terminated Without Cause.

         5.       CONFIDENTIAL INFORMATION.

                  Company and Employee acknowledge that the services to be performed by Employee under this Agreement are unique and extraordinary, and as a result, during the term of his employment, Employee will have access to certain information not generally known to the public or to the competitors of Company relating to the business, customers, employees, sales data, policies and procedures, marketing strategies and trade secrets of Company. Employee recognizes such information is proprietary and confidential. Furthermore, Employee acknowledges this information is valuable, special and essential to the successful and effective conduct of the business of Company and its affiliates and has been developed by Company and its affiliates at their own cost and expense.

                  For purposes of this Agreement, in addition to the items identified above, Confidential Information includes, but is not limited to, information, records, and data in any form or format, not publicly known, about Company's methods, processes, techniques, equipment, services and products, including, but not limited to, business methods, salary structure, pricing structure, procedures, policies, information systems, programs, databases, computer systems, proprietary software, proprietary hardware designs, graphic images, audio expressions, product designs, features and components, financial statements or related information, budgetary information, internal security codes or passwords, or copyrights and other intellectual property of Company or its affiliates. Confidential Information also includes matters relating to the terms (including price terms) of contractual relations with and/or arrangements with customers, vendors and suppliers.

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                  This Confidential Information constitutes a valuable asset of
Company, access to and knowledge of which are essential to the performance of Employee's duties. Employee acknowledges and agrees that all such Confidential Information is and shall remain the exclusive property of Company. Employee agrees that, except as directed by the Board of Directors of Company, Employee will not at any time, during or after the term of this Agreement, or after Employee's termination, use or disclose to any person, directly or indirectly, for any purpose other than for the benefit of Company, any Confidential Information, whether prepared by Employee or otherwise coming into Employee's possession or control, without the prior written permission of the Board of Directors of Company.

                  Confidential Information does not include:

                           (i) any information that was in the public domain at the time it was disclosed or subsequently becomes in the public domain other than as a result of a disclosure by Employee in violation of this Agreement;

                           (ii) information that Employee can demonstrate by written proof was received by Employee after the time of disclosure by Company or after the time of discovery by Employee in the course of rendering services under this Agreement from a third party who did not acquire such information in violation of a confidentiality agreement with Company or its employees or agents, or from a third party who was not otherwise prohibited from transmitting the information to Employee by a contractual, legal or fiduciary obligation of confidence to Company; and

                           (iii) any information disclosed by Employee with the prior written consent of the Board of Company.

                  This confidentiality provision shall survive the termination of this Agreement. Consistent with statutory and common law, following Employee's termination of employment with Company, regardless of the reason for the termination, Employee agrees not to disclose or use Confidential Information, directly or indirectly, for Employee's own benefit to compete, directly or indirectly, with Company, or to any other person, firm, association, company, or organization that does or will compete with Company, directly or indirectly.

                  For purposes of this Agreement, Company's business is defined at the present time to be the manufacture and distribution of pasta products. In the event that, and each time during the term of this Agreement, and any renewal thereof, Company adds a substantially different product or line of business to its business, the parties agree that such additional products or lines of business, as appropriate, shall be included in the definition provided by this paragraph.

         6.       NO SOLICITATION OF CUSTOMERS OR EMPLOYEES OF COMPANY.

                  Consistent with statutory and common law, following Employee's termination of employment from Company, regardless of the reason for the termination, Employee agrees not to

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solicit or recruit, or assist or attempt to solicit or recruit, directly or indirectly on behalf of Employee, or for any other person, firm, association, company or organization any current employee working at the time for Company, or any existing customers of Company.

         7.       RETURN OF PROPERTY.

                  Employee agrees that upon termination of this Agreement, or upon request by Company, Employee shall turn over to Company all documents, files, computer files or data, e-mail records, office supplies and any other material or work product in Employee's possession or control, including all backups, copies, and reproductions which were created pursuant to or derived from Employee's services to Company.

         8.       ENTIRE AGREEMENT.

                  This Agreement together with all identified Attachments constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and replaces all prior or contemporaneous negotiations, discussions, or preliminary or final agreements, written or oral.

         9.       RENEWAL.

                  Neither party has any obligation to renew this Agreement at the expiration of its Term.

         10.      SAVING PROVISION.

                  If any restriction or limitation in this Agreement is deemed to be unenforceable, onerous, unduly restrictive, or unreasonable as to scope, activity, territory, or duration, by a court, administrative agency or arbitrator of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall be deemed rewritten to the minimum extent possible in order to limit any restriction or limitation or other term to the minimum extent necessary in order to effectuate the intent of the parties and shall remain enforceable to the maximum extent permissible within reasonable bounds in order to effect such lesser restriction as such court, administrative agency or arbitrator shall deem reasonable. If any phrase, clause, or provision of this Agreement is declared invalid or unenforceable by a court, administrative agency or arbitrator of competent jurisdiction, and such phrase, clause, or provision is not capable of being rewritten pursuant to the foregoing sentence, then such phrase, clause, or provision shall be deemed severed from this Agreement, as applicable, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.

         11.      INJUNCTIVE RELIEF.

                  Employee acknowledges that the breach or threatened breach of Sections 5, 6 and 7 of this Agreement would give rise to irreparable injury to Company which injury would be inadequately compensable in money damages. Accordingly, Company may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Employee further acknowledges and agrees that the

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agreements set out above are necessary for the protection of Company's legitimate business interests and are reasonable in scope and content.

         12.      WAIVER OF JURY TRIAL.

                  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Agreement or the transactions contemplated hereby.

         13.      ENFORCEMENT.

                  The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against Company by Employee, whether predicated on this Agreement or otherwise.

         14.      GOVERNING LAW.

                  Except to the extent preempted by federal law, this Agreement shall be construed in accordance with the laws of the State of Minnesota without regard to internal conflict of law principles, and any litigation or legal action concerning this Agreement, not otherwise waived, shall be brought before a state or federal court of competent jurisdiction in Hennepin County, Minnesota.

         15.      SURVIVAL.

                  The expiration or termination of the Term will not impair the rights or obligations of any party hereto which have accrued hereunder prior to such expiration. In addition to the foregoing, Sections 5, 6, 7 and 8 will survive the expiration or termination of Employee's employment.

         16.      NOTICE.

                  Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the other:


                  To Employee:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                  To Company:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

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         17.      MODIFICATION.

                  This Agreement may be modified, supplemented and/or amended only by a writing that is signed by both Company and Employee.

         18.      CAPTIONS.

                  The captions of this Agreement are for convenience of reference only and shall not be deemed to define or limit any of the terms hereof.

         19.      FURTHER ASSURANCES.

                  The parties to this Agreement shall execute and deliver any documents or instruments in addition to those described in this Agreement which are necessary or appropriate to carry out the terms hereof.

         20.      SUCCESSORS AND ASSIGNS.

                  This Agreement shall bind and inure to the benefit of and be enforceable by Employee, Company and their respective heirs, executors, personal representatives, successors and assigns, except that Employee may not assign any of his or its rights to delegate any of his obligations hereunder without the prior written consent of Company. Employee hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets.

         21.      NO WAIVER.

                  No party's failure to enforce any provision or provisions of this Agreement will be construed in any way as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

         22.      COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one agreement.

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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement effective as of the day and year first set forth above.



                          DAKOTA GROWERS PASTA COMPANY


                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


                                            JACK HASPER

                                            ------------------------------------

                                            ------------------------------------
                                            Notary Public


                                            My Commission expires:
                                                                    ------------

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                                  ATTACHMENT A

                                  [Job Duties]

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                                  ATTACHMENT B

                                EMPLOYEE RELEASE

                  I, JACK HASPER, in consideration of the promises by Dakota Growers Pasta Company ("Company") to provide payment to me in the amount of one thousand dollars ($1,000.00), (less applicable deductions and withholdings required by law or authorized by me), and the payment provided to me in Section 3.b., 3.c., 3.d., or 3.g., whichever may be applicable, of the Executive Employment Agreement between the parties, for and on behalf of myself, my agents, heirs, executors, administrators, and assigns, do hereby release and forever discharge Company and all of its and their respective parents, affiliates, subsidiary corporations, divisions, successors, and assigns, past and present, and each of them, as well as their and their respective agents, directors, officers, partners, employees, representatives, insurers, attorneys, and joint venturers, and each of them (the "Released Parties"), from any and all claims which are based upon acts or events that occurred on or before the date on which this Release becomes enforceable, including any and all actions or lawsuits arising under any federal, state, or local employment laws or anti-discrimination statutes, which include, (a) any federal, state or local civil rights anti-discrimination or employment-related law, statute or ordinance, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Age Discrimination in Employment Act, as amended; the Family and Medical Leave Act; the Fair Labor Standards Act, as amended; the National Labor Relations Act of 1935, as amended; the Employee Retirement Income Security Act, as amended; and any other federal statutory employment law; and the Minnesota Human Rights Act; the Minnesota Equal Pay Law; the Minnesota Age Discrimination Act; the North Dakota Human Rights Act; the North Dakota Equal Pay Act; and the North Dakota Age Discrimination

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

Act; or (b) federal, state or local law, statute, ordinance or common law doctrine regarding: (i) the existence or breach of oral or written contracts of employment; (ii) negligent or intentional misrepresentations; (iii) wrongful discharge; (iv) interference with contract; (v) defamation; (vi) assault and/or battery; (vii) negligent or intentional infliction of emotional distress; (viii) unlawful discharge in violation of public policy; (ix) retaliation; (x) harassment; (xi) promissory estoppel; or (xii) failure to provide a safe work environment.

                  The phrase "any and all claims" shall be interpreted liberally to preclude any further disputes, litigation, or controversies between myself and any of the Released Parties based upon events that occurred on or before the effective date of this Release.

                  I acknowledge that I have been given a period of no less than 21 days to consider whether or not to sign this Release and have been advised in writing to consult with an attorney prior to signing it. I understand that I may revoke this Release at any time on or before the date which is seven (7) calendar days after the date of my signature on this Release and that, unless previously revoked, Release will be effective and enforceable upon the expiration of the seven-day revocation period. I acknowledge that I was not already entitled to receive the payment described above and that this payment is valuable consideration in exchange for my waiver of rights and claims in this Release.

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                                  Page 15 of 16

          Signed at ____________, Minnesota, this _____ day of____, 2002.


                                      By:
                                          --------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                  I have read this Release and understand all of its terms. I execute it voluntarily and with full knowledge of its significance.

                  Signed this _____ day of __________ , 20________.


                                 -----------------------------------------------
                                 JACK HASPER, EMPLOYEE

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                                  Page 16 of 16